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                                                                   Exhibit 10.33

                              ONESOFT CORPORATION
                             1505 Farm Credit Drive
                             McLean, Virginia 22102



                                    February 22, 2000

John L. Wyatt



  Re:  Employment Agreement
       --------------------

Dear John:

This letter is to confirm our understanding and agreement with respect to (i) your employment by OneSoft Corporation (the "Company") for the period from and after March 15, 2000, (ii) your agreement to protect and preserve information and property which is confidential and proprietary to the Company, (iii) your agreement not to solicit employees, partners or customers of OneSoft, (iv) your agreement not to disparage the Company, and (v) your agreement not to compete with the Company (the terms and conditions set forth in this letter shall hereinafter be referred to as this "Agreement"). In consideration of the mutual promises and covenants contained in this Agreement and for other good and valuable consideration, the receipt and sufficiency of which are hereby mutually acknowledged, the Company and you have agreed as follows:

1.  Employment.  The Company shall employ you, and you agree to be employed by
    -----------
the Company, as President and Chief Operating Officer ("COO"), and you agree to perform the services and fulfill the responsibilities consistent with such position, and such other services and responsibilities as may be prescribed by the Board of Directors or Chief Executive Officer ("CEO") from time to time which are consistent with such position and the other terms hereof. You agree to devote substantially all of your business time to the business of the Company; provided, however, that you may continue your participation on the Boards of Directors of either the companies or organizations listed on Exhibit A or, with prior written consent of the CEO of the Company (which shall not be withheld or delayed unreasonably), any other company or organization as long as such participation on any such Board does not interfere with the performance of your duties to the Company or conflict with your obligations under Section 5 of this Agreement.

2.   Term of Employment.
     ------------------

     (a)  Term; Termination.  Your employment shall be governed by this
          -----------------
          Agreement, commencing as of March 15, 2000 and continuing through March 14, 2004; provided, however, that this Agreement may be renewed upon the written
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          agreement of the parties for additional periods of no more than two
          (2) years (the original period and any successive renewal thereof, if any, being hereinafter referred to as the "Term"). If not renewed pursuant to this Section, your employment by the Company will terminate at the end of the Term. Notwithstanding the foregoing, your employment hereunder may be terminated upon the first to occur of the following:

          (i)   immediately upon your death;

          (ii)  by the Company:

                (A) following your failure, due to illness, accident or any other physical or mental incapacity, to perform the services provided for hereunder for an aggregate of ninety
                     (90) days within any period of one hundred and twenty (120) consecutive days during the term hereof ("Disability");

                (B) for Cause or by a Constructive Termination (each as hereinafter defined); or

                (C)  subject to Section 3(d) hereof, without Cause; or

          (iii) by you, voluntarily, upon ninety (90) days' prior written notice to the Company.

     Subject to Section 3 hereof, the right of the Company to terminate your employment hereunder, to which you hereby agree, shall be exercisable by written notice sent to you by the Company and shall be effective as of the date of such notice. The termination of your employment for any reason shall not result in the termination of your covenants and obligations under
     Section 5 hereof.

     (b)  Definition of "Cause".  Termination of your employment by the Company
          ---------------------
          shall constitute a termination for "Cause" if such termination is for one or more of the following reasons:

          (i) any action or omission by you involving willful misconduct or gross negligence which materially injures or threatens to injure the Company's business or reputation, monetarily or otherwise;

          (ii) your material violation of the Company's written policies regarding discrimination, harassment or violence;

          (iii) your willful and material violation of a material provision of
                Section 5 of this Agreement, which violation, if curable, is not cured within thirty (30)

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                days of written notice to you thereof; or

          (iv) your conviction of a felony, in connection with the performance of your duties and responsibilities hereunder or which otherwise materially and adversely affects your ability to perform such duties and responsibilities or materially and adversely affects or threatens to affect the business or reputation of the Company.

     (c)  Definition of "Constructive Termination".  As used herein, a
          ----------------------------------------
          "Constructive Termination" shall mean, in each case followed by the written notice provided for in the immediately following sentence, (i) a material and continued diminution by the Company in your authority, functions, duties or responsibilities with the Company; (ii) a Change of Control (as defined below); or (iii) a failure by the Company to obtain an assumption of this Agreement by a successor in accordance with Section 10(e). After the occurrence or existence of a Constructive Termination, you may give written notice to the Company thereof, upon which the Company shall be deemed to have effected such a Constructive Termination, with the effects provided for in Section 2(e) and Sections 3(d), (h), and (i).

     (d)  Definition of "Change of Control".  As used herein, a "Change of
          ---------------------------------
          Control" shall be deemed to have occurred upon the occurrence of any of the following:

          (i) any sale, lease, exchange or other transfer (in one transaction or a series of transactions) of all or substantially all of the assets of the Company; or

          (ii) any consolidation or merger of the Company (including, without limitation, a triangular merger) where the existing shareholders of the Company immediately prior to the consolidation or merger, would not, immediately after the consolidation or merger, beneficially own, directly or indirectly, shares representing in the aggregate more than fifty percent (50%) of the combined voting power of all the outstanding securities of the corporation issuing cash or securities in the consolidation or merger.

     (e)  Actions Upon Termination.  Upon termination of your employment with
          ------------------------
          the Company for any reason, you shall cease holding yourself out as an employee of the Company and shall thereafter refrain from taking any action purportedly on behalf of the Company.

3.   Compensation.
     -------------

     (a)  Annual Compensation.  In consideration for your services under this
          -------------------
          Agreement, you shall be paid a salary at the annual rate of three hundred thousand dollars ($300,000.00) (your "Base Salary"), payable in such installments as the Company generally pays salary to its employees, less any amounts required to be withheld

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          under applicable law. Your Base Salary shall be reviewed by the Board of Directors or the Compensation Committee thereof annually, within ninety (90) days after calendar year-end, and shall be increased (but not decreased) as the Board or such committee may determine in their sole discretion, effective as of January 1 of each year during the Term (including any renewals thereof).

     (b)  Annual Incentive Bonus.  In addition to the foregoing, you shall be
          ----------------------
          eligible to receive an annual incentive bonus of up to two hundred thousand dollars ($200,000.00), such bonus to be paid in quarterly installments in the first year of the Term and annually thereafter in such amounts as the Board of Directors or Compensation Committee or their designee may determine in its sole discretion in recognition of your performance and that of the Company in obtaining such performance goals as the Board of Directors or Compensation Committee or their designee may establish (any such annual incentive bonus is hereinafter referred to as your "Annual Incentive Bonus"). Upon any termination of your employment by the Company without Cause or by a Constructive Termination, you shall receive a prorated portion of the maximum Annual Incentive Bonus based on the proportion of the calendar year through the termination date and your partial percentage accomplishment or complete accomplishment of the performance goals set for you, and such Bonus will be paid at such time as the Bonus is determined and paid to the Company's senior executives. At all times, the amount of the Annual Incentive Bonus and the criteria on which the Annual Incentive Bonus is based are at the sole discretion of the Board of Directors or Compensation Committee or their designee.

     (c)  Stock Option Eligibility.  The Company will grant you an option to
          ------------------------
          purchase four hundred thousand (400,000) shares of the Company's common stock, the terms of which shall be set forth in a stock option agreement approved by the Board of Directors ("Stock Option Agreement") and executed simultaneously herewith. Such options will vest according to the terms of the Stock Option Agreement and shall be "non-qualified stock options".

     (d)  Termination Without Cause or by a Constructive Termination.  In the
          ----------------------------------------------------------
          event your employment shall be terminated during the Term by the Company without Cause or by a Constructive Termination, you shall be entitled to receive payment of an amount equal to twelve (12) months of your annual Base Salary in effect immediately prior to such termination plus a pro-rated portion of your maximum Annual Incentive Bonus for such fiscal year in accordance with Section 3(b). Such payments shall be made by the Company in accordance with its then established payroll practices (but no later than thirty (30) days after such termination) and such payments shall be less any applicable federal, state, local or other employment-related deductions. Notwithstanding any termination of your employment, you shall continue to be bound by the provisions of this Agreement. The Company shall have no obligation to make or continue any payment pursuant to this

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          Section unless you are in material compliance with your obligations under Section 5 and have signed the Release as set forth in Section 3(i).

     (e)  Termination with Cause or by You during Term.  In the event your
          --------------------------------------------
          employment shall be terminated during the Term by the Company for Cause or by you voluntarily (which shall not include any Constructive Termination), no further compensation or benefits of any kind shall be payable or provided to you hereunder, except for any amounts and benefits then accrued but unpaid and health insurance benefits required by applicable law; provided, however, that you shall continue to be bound by the terms and conditions of this Agreement.

     (f)  Terminations Due to Death or Disability.  In the event your employment
          ---------------------------------------
          shall be terminated during the Term by the Company due to your death or Disability, you or your estate, as the case may be, shall be entitled to receive any salary and benefits accrued but unpaid as of the date of termination. The Company shall have no other obligations to you under such circumstances except as set forth in the preceding sentence.

     (g)  Expiration Occasioned by Company. If the Company determines under
          --------------------------------
          Section 2(a) above that the Term shall not be extended despite your desire to extend such Term, and, subject to any earlier termination of this Agreement in accordance with its terms, in which case this
          Section 3(g) shall not apply, you shall be entitled to receive payment of an amount equal to twelve (12) months of your annual Base Salary then in effect immediately prior to such termination plus a pro-rated portion of your maximum Annual Incentive Bonus for such fiscal year. Such payments shall be made by the Company in accordance with its then established payroll practices (but no later than thirty (30) days after such termination) and shall be less any applicable federal, state, local or other employment-related deductions. Furthermore, if the Company decides not to extend the Term, then you shall be entitled to the continuation of benefits set forth in Section 3(h). The Company shall have no obligation to make or continue any payment pursuant to this Section unless you are in material compliance with your obligations under Section 5 and have signed the Release as set forth in Section 3(i).

     (h)  Continuation of Benefits.  In the event your employment hereunder is
          ------------------------
          terminated by the Company for Cause or by you voluntarily (which shall not include any Constructive Termination), then you may continue your medical and dental benefits pursuant to the Consolidated Omnibus Budget Reconciliation Act of 1985 ("COBRA") at your own cost. If your employment hereunder is terminated during the Term by the Company without Cause or pursuant to Section 3(g) or by a Constructive Termination, and you choose to continue your benefits pursuant to COBRA, the Company will reimburse you for the cost of the medical and dental premiums for a period of eighteen (18) months, after which you may continue the benefits at your own cost for the period of time required by COBRA. The

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          Company shall have no obligation to reimburse you for the cost of the medical and dental premiums, unless you are in material compliance with your obligations under Section 5 and have signed the Release as set forth in Section 3(i).

     (i)  Waiver and Release of Claims.  The Company's obligation to make any
          ----------------------------
          payments pursuant to Sections 3(d), (g) or (h) of this Agreement shall be conditioned upon your agreement to sign a Release substantially in the form attached hereto as Exhibit B on or within ten (10) days of
                                      ---------
          your receipt of the Company's written request to do so. In the event that you fail to or choose not to sign such Release within the time period set forth in the previous sentence, the Company shall have no obligation to make such payments or to accelerate your options if such acceleration otherwise would be required by the terms of the Stock Option Agreement relating to terminations by the Company without Cause or by a Constructive Termination.

4.   Benefits and Reimbursement of Expenses.
     ---------------------------------------

     (a)  Vacation.  You shall be entitled to four (4) weeks of paid vacation
          --------
          leave per year. Upon termination of employment, the Company shall pay you only for earned but unused vacation time up to a maximum of four
          (4) weeks. You shall not be entitled to any compensation for unused vacation time except as described in this Section 4(a).

     (b)  Benefits.  In connection with your employment hereunder, you shall be
          --------
          entitled to participate in any employee benefit plans which the Company provides or may establish generally for the benefit of its senior executive employees of comparable status (including, without limitation, any group life, health, dental and other insurance plans). The Company shall provide you with group life insurance in an amount equal to two (2) times your annual Base Salary on the date of issuance of the policy and disability insurance as provided by the Company generally for the benefit of its senior executive employees.

     (c)  Home Business Equipment.  If requested, the Company will supply you
          -----------------------
          with ordinary and reasonable home business equipment for your use during the Term of this Agreement. Upon the termination of this Agreement or at the request of the CEO, you agree to return such equipment to the Company within ten (10) days of the termination or request, whichever is applicable. In the event the equipment is broken or displays signs other than ordinary wear and tear or if you fail to return such equipment, the Company reserves the right to deduct the replacement cost of such equipment from your paycheck and you hereby authorize the Company to withhold any amount due from your paycheck.

     (d)  Reimbursement of Expenses.  You shall be entitled to reimbursement for
          -------------------------
          ordinary and reasonable out-of-pocket business expenses, including but not

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          limited to air travel (which shall be coach class but may be upgraded to business class for any flights greater than three hours in duration) and hotel accommodations, which are reasonably incurred by you in furtherance of the Company's business, and otherwise in accordance with reasonable policies adopted from time to time by the Company.

5.   Noncompetition, Nonsolicitation, Nondisclosure, Assignment of Work
     ------------------------------------------------------------------
     Product, and Nondisparagement.
     ------------------------------

     (a)  Acknowledgments.  You  acknowledge that:  (i) the Company currently is
          ----------------
          in the business of assisting other companies to conduct electronic commerce over the Internet ("E-Commerce"). In particular, the Company currently develops and distributes computer software that enables companies to conduct E-Commerce, provides consulting services to companies concerning the market for E-Commerce and methods to improve one's business by conducting E-Commerce, assists companies in building their E-Commerce web sites by implementing the Company's software or software created by third parties, and creates, hosts and manages web sites and other E-Commerce applications created by the Company or third parties. The Company and you recognize that the Company may engage in additional or different lines of business during the Term, and therefore agree that this Agreement shall apply to these additional or different lines of business; (ii) the Company has developed a significant reputation and goodwill in its industry throughout the United States and abroad; (iii) the success of the Company's business depends upon the continued confidentiality of its proprietary information and trade secrets; (iv) you are or will be employed by the Company in a position of trust and confidence and in a capacity in which you have or will become familiar with the Company's confidential information and trade secrets; and (v) in the course of your employment or through the use of Company facilities or resources, you may have or may in the future have contributed to the development of Company trade secrets and confidential business information.

     (b)  Noncompetition.
          --------------

          (i) During the period of employment, and for a period of one (1) year after termination of such employment (for any reason, whether voluntary or involuntary), you will not perform the same or similar services for a Direct Competitor, Customer or Partner of the Company that you performed for the Company.

               (A) A Direct Competitor of the Company is a person or entity that is compared to OneSoft as materially competitive or compared to any direct competitor (except IBM or Microsoft) as materially competitive, by any of the investment, banking and analyst organizations listed on Exhibit C hereto. A
                                                        ---------
                    non-exclusive list

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

                    of such entities is attached hereto at Exhibit D.
                                                           ---------

               (B) A Customer of the Company is a person or entity that the Company has billed for services within the twelve (12) months preceding your termination of employment with the Company, provided that this definition shall include only
                             -------------
                    those Customers with which you were substantially involved in the solicitation of, negotiations with, or performance of services for such Customer.

               (C) A Partner of the Company is a person or entity that has entered into, or is in negotiations with the Company to enter into, a written agreement with the Company to provide internet or e-commerce solutions or other services to customers of OneSoft and/or the Partner or their licensees, provided that this definition shall include only those
                    -------------
                    Partners with which you were substantially involved in the negotiations.

          (ii) The restriction in this Agreement precluding you from performing services for a Direct Competitor, Customer or Partner does not preclude you from working in the high technology industry, the software industry, the Internet industry, the E-Commerce industry, or otherwise in a completely different capacity or other than on behalf of a Direct Competitor, Customer or Partner of the Company. Notwithstanding anything else to the contrary in this Section 5(b), you shall be permitted to accept such employment with either a Customer or a Partner upon termination of your employment with the Company if (A) such Customer or Partner is not a Direct Competitor of the Company listed on Exhibit D, (B) you demonstrate to the Company that such employment would not be materially detrimental to the business of the Company solely by reason of your employment by such Customer or Partner, and (C) you obtain the Company's written authorization to accept such employment, which shall be based upon your demonstration that such employment would not be materially detrimental to the business of the Company and which shall not be unreasonably withheld or delayed.

     (c)  Nonsolicitation.
          ---------------

          (i)  Customers, Partners & Business.  During your employment with the
               ------------------------------
               Company and for a period of one (1) year after termination of such employment (for any reason, whether by you or by the Company, with or without Cause, by Constructive Termination or non-renewal of the term of this Agreement), you will not directly or indirectly, either for yourself or for any other person, business, partnership, association, firm, company or corporation, call upon, solicit, divert, take away or attempt to solicit, divert or take away, (A) any of the Customers (as that term has been defined in Section 5(b)), (B) any of the prospective customers being solicited actively by the Company at the time of your termination for which you have had substantial involvement in the solicitation during the twelve (12) months prior to your termination, (C) any of the Partners (as that term has been defined in Section 5(b)), and (D) any of the prospective partners with whom the Company is actively negotiating at the time of your termination for which you have had substantial involvement in the negotiations during the twelve (12) months prior to your termination.

          (ii) Employees.  During your employment with the Company and for a
               ---------
               period of one (1) year thereafter, you will not solicit, recruit, attempt to recruit, hire, or attempt to hire any employee(s) of the Company at the time of termination on behalf of any business, firm, company, partnership, association, corporation or any other entity other than the Company.

     (d)  Nondisclosure.
          -------------

          (i)  During your employment with the Company and for a period of five
               (5) years after termination of such employment, you will not at any time, for any reason whatsoever (other than as necessary and proper to promote and advance the business of the Company), reveal to any person, association or company any confidential information concerning the organization, including, but not limited to, information about employees; sales and marketing operations; corporate reorganization, merger, consolidation; sales or marketing plans and strategies; pricing policies; vendor, customer or client lists and accounts; the business, finances or financial information, technology, formulae, research, development, models, computer programs, designs, descriptions, blueprints, data, information, or the existence or betterment of possible new uses or applications for any product or service, of the Company or of any of its customers, clients, supplies, consultants, licensees, or others with which the Company does business ("Business Partners") so far as you may have come or may come to know of them through your performance of your duties to the Company, except (i) as may be required in the ordinary course of performing your duties as an employee, officer, or director of the Company, or (ii) as may be disclosed generally in the public domain through no fault of yours, or
               (iii) as required by law. You agree that you shall keep secret all such matters entrusted to you and shall not use or attempt to use any such information in any manner for your private purposes or in any manner which may injure or cause loss to the Company, whether directly or indirectly.

          (ii) During your employment and at anytime thereafter, you will not at any time, for any reason whatsoever (other than as necessary and proper to promote and advance the business of the Company), reveal to any person, association or company any Trade Secrets/1// of the Company, including but not limited to Trade Secrets regarding Company software, customer lists, plans, documents, technology, formulae, research, development, models, computer programs, designs, descriptions, blueprints, data, or financial or other business information, except (i) as may be required in the ordinary course of performing your duties as an employee, officer, or director of the Company, or (ii) as may be disclosed generally in the public domain through no fault of yours, or
               (iii) as required by law. You agree that you shall keep secret all such matters entrusted to you and shall not use or attempt to use any such information in any manner for your private purposes or in any manner which may injure or cause loss to the Company, whether directly or indirectly.


     (e)  Assignment of Work Product.
          --------------------------

          (i) Any and all right of interest that you may develop in any designs, inventions, original works of authorship, innovations, improvements, developments, modifications, know-how, technology, process, management reports, internal reports and memoranda, customer lists, marketing plans or pricing policies, whether or not patentable ("Employee Work Product"), that you conceived, reduced to practice, devised, developed, or incorporated in Company products or services, either alone or jointly, or to which you otherwise contributed during the term of your employment, insofar as it may directly or indirectly relate to or arise out of employment with the Company or the use of Company resources ("Company Work Product") are the sole, absolute and exclusive property of the Company, and you will promptly make a complete disclosure of all Company Work Product to the Company. You hereby assign to the Company all rights in all Company Work Product.

          (ii) You expressly acknowledge and agree that you have disclosed to the Company in writing prior to signing this agreement any and all designs, inventions, original works of authorship, innovations, improvements, developments, modifications, know-how, technology, process,

------------------------
/1//   For the purposes of Section 5, the term "trade secrets" shall be given its broadest interpretation under Virginia law and shall include, but not be limited to, information, including a formula, pattern, compilation, program, device, method, technique or process, that: (i) derives independent economic value, actual or potential, from not being generally known to, and not being readily ascertainable by proper means by, other persons who can obtain economic value from its disclosure or use, and (ii) is the subject of efforts that are reasonable under the circumstances to maintain its secrecy.

               management reports, internal reports and memoranda, customer lists, marketing plans or pricing policies (collectively "Intellectual Property").

               (A) You agree that you will not incorporate into any work performed for the Company any such Intellectual Property without the express written permission of OneSoft, and, with respect to any Intellectual Property that is incorporated into any work performed for the Company with the Company's express written permission, you hereby grant to the Company a royalty-free, irrevocable license throughout the world to use, disclose, publish, translate, reproduce, deliver, perform, dispose of, and to authorize others so to do, all such Intellectual Property.

               (B) With respect to any Intellectual Property which you have not disclosed to the Company pursuant to this Section 5(e)(ii) but which is incorporated into Company products or services or brought to the Company for use in the Company products or services or which you have disclosed to the Company but incorporated into work performed for the Company without the Company's express written permission, you hereby assign to the Company all rights in all such Intellectual Property in accordance with Section 5(e)(i).

         (iii) At the request and expense of the Company but without charge to the Company, you will do all acts and things as may be necessary to confirm and vest the entire right, title and interest in the Company Work Product in the Company and to secure to the Company full protection of the same, including without limitation, the execution and delivery of assignments, patent applications and other documents or papers, whether during your employment with the Company or any time after termination of employment. In order to confirm the Company's rights, you also will assign to the Company any and all copyrights and reproduction rights to any written material prepared by you in connection with your employment.

          (iv) Except as specified in Section 5(e)(ii) and/or materials in the public domain, all Employee Work Product furnished by you to the Company will be Company Work Product and will not to the best of your knowledge or belief violate or infringe upon any right, patent, copyright, trademark or right of privacy, or constitute libel or slander against or violate any other rights of any person, firm or corporation.

     (f)  Works Made For Hire.  All original works of authorship and other such
          -------------------
          Work Product which are made by you (solely or jointly with others) within the scope of your employment and which are protectable by copyright are "works made for hire," pursuant to United States Copyright Act (17 U.S.C. Section
          101).

     (g)  Nondisparagement.  During your employment with the Company and for a
          ----------------
          period of three (3) years after termination of such employment, you will not make any statements that are professionally or personally disparaging about, or adverse to, the interests of the Company (including its officers, directors and management employees) including, but not limited to, any statements that disparage any person, product, service, finances, financial condition, capability or any other aspect of the business of the Company, and you will not engage in any conduct which is intended to harm professionally or personally the reputation of the Company (including its officers, directors and management employees), provided, however, that, this
                                               --------  -------  ----
          Section shall not prohibit you from exercising any legal rights or obligations you may have to file complaints with or participate in any investigations by, any government agency.

     (h)  Reasonableness of Restrictions.  You recognize and acknowledge that
          ------------------------------
          (i) the types of employment which are prohibited by this Section 5 are narrow and reasonable in relation to the skills which represent your principal basis of employability with the Company and with other prospective employers, and (ii) the temporal and specific but broad geographic scope of the provisions of this Section 5 are reasonable, legitimate and fair to you, and necessary to protect the legitimate interests of the Company.

     (i)  Survival of Acknowledgments and Agreements.  Your acknowledgments and
          ------------------------------------------
          agreements set forth in this Section 5 shall survive, in accordance with their respective terms, the expiration or termination of this Agreement and the termination of your employment with the Company for any reason.

6.   Disclosure to Future Employers.  You agree that during the term of your
     -------------------------------
     employment by the Company and for five years thereafter you will provide, and the Company may similarly provide in its discretion, a copy of the covenants contained in Section 5 of this Agreement to any enterprise which you may, directly or indirectly, own, manage, operate, finance, join, control or in which you participate in the ownership (other than ownership of less than five percent (5%) of a publicly traded company), management, operation, financing, or control, or with which you may be involved as an officer, director, employee, partner, principal, agent, representative, consultant or otherwise.

7.   Records.  Upon termination of your relationship with the Company, you shall
     --------
     deliver to the Company any property of the Company which may be in your possession, including products, materials, computer disks, memoranda, notes, records, reports, and other documents, including but not limited to all copies of the same.

8.  No Conflicting Agreements.  You hereby represent and warrant that you have
    --------------------------
     no
     commitments or obligations inconsistent with this Agreement and you hereby agree to indemnify and hold the Company harmless from and against loss, damage, liability or expense arising from any claim based upon circumstances alleged to be inconsistent with such representation and warranty.

9.  Indemnification.  During the period of your employment hereunder and
    ----------------
    thereafter, the Company will indemnify you in your capacity as an officer and employee of the Company or any Affiliate thereof to the maximum extent permitted under applicable state law and the Company's Charter and By-laws. In addition, in the event that you are elected as a director of the Company or any Affiliate thereof, the Company will indemnify you in your capacity as a director of the Company or such Affiliate to the maximum extent permitted under applicable state law and the Company's Charter and Bylaws. Without limiting the foregoing, the Company will pay all expenses incurred by you in accordance with Section 145(e) of the Delaware General Corporation Law.

10.  General.
     --------

     (a)  Notices.  All notices, requests, consents and other communications
          -------
          hereunder shall be in writing, shall be addressed to the receiving party's address set forth below or to such other address as a party may designate by notice hereunder, and shall be either (i) delivered by hand, (ii) sent by nationally recognized overnight courier service,
          (iii) made by facsimile transmission, or (iv) sent by registered or certified mail, return receipt requested, postage prepaid:

          If to the Company:          OneSoft Corporation
                                      1505 Farm Credit Drive
                                      McLean, VA  22102
                                      Attn:  James W. MacIntyre IV

          with a copy to:             Mintz, Levin, Cohn, Ferris, Glovsky &
                                       Popeo, PC
                                      One Financial Center
                                      Boston, MA 02111
                                      Attn:  Robert M. Gault, Esquire

          If to you:                  John L. Wyatt


          All notices, requests, consents and other communications hereunder shall be deemed to have been given either (i) if by hand, at the time of the delivery thereof to the receiving party at the address of such party set forth above, (ii) if sent by overnight courier, on the next business day following the day such notice is delivered to the courier service, (iii) if made by facsimile transmission, at the time that receipt thereof has been acknowledged by electronic confirmation or otherwise, or (iv) if sent by registered mail, on the fifth business day following the day such mailing is made.

     (b)  Entire Agreement.  This Agreement embodies the entire agreement and
          ----------------
          understanding between the parties hereto with respect to the subject matter hereof and supersedes all prior or contemporaneous oral or written agreements and understandings relating to the subject matter hereof. No statement, representation, warranty, covenant or agreement of any kind not expressly set forth in this Agreement shall affect, or be used to interpret, change or restrict, the express terms and provisions of this Agreement.

     (c)  Modifications and Amendments.  The terms and provisions of this
          ----------------------------
          Agreement may be modified or amended only by written agreement executed by the parties hereto.

     (d)  Waivers and Consents.  The terms and provisions of this Agreement may
          --------------------
          be waived, or consent for the departure therefrom granted, only by written document executed by the party entitled to the benefits of such terms or provisions. No such waiver or consent shall be deemed to be or shall constitute a waiver or consent with respect to any other terms or provisions of this Agreement, whether or not similar. Each such waiver or consent shall be effective only in the specific instance and for the purpose for which it was given, and shall not constitute a continuing waiver or consent.

     (e)  Parties.  This Agreement is personal and shall in no way be subject to
          -------
          assignment by you except as contemplated hereby. This Agreement shall be binding upon and shall inure to the benefit of the Company and its successors and assigns either by merger, operation of law, consolidation, assignment, purchase or other acquisition of a controlling interest in the business of the Company, and shall be binding upon and shall inure to your benefit and that of your heirs, executors, administrators, personal and legal representatives, distributees, devisees, legatees, successors and permitted assigns.
          If you should die while any amounts would still be payable to you hereunder (other than amounts to which you would be entitled by reason of continued employment), all such amounts, unless otherwise provided herein, shall be paid in accordance with the terms of this Agreement to your devisees, legatees or other designee or, if there be no such designee, to your estate. The Company agrees that a successor in interest by merger, operation of law, consolidation, assignment, purchase or other acquisition of a controlling interest in the business of the Company will be informed prior to such event of the existence of this Agreement.

     (f)  Governing Law.  This Agreement and the rights and obligations of the
          -------------
          parties hereunder shall be construed in accordance with and governed by the law of the Commonwealth of Virginia, without giving effect to the conflict of law principles thereof.

     (g)  Dispute Resolution.  Any dispute arising with respect to this
          ------------------
          Agreement shall be submitted to arbitration in the greater Washington, D.C. metropolitan area under the rules of the American Arbitration Association (the "AAA") before a single arbitrator jointly selected by the parties or, if they shall not have agreed on an arbitrator within
          (10) days after receipt by one of them of written notice from the other of the existence of a dispute, a single arbitrator selected by the AAA in accordance with its rules. The decision of the arbitrator shall be final and binding on the parties and the arbitrator may award costs and expenses to and among the parties in accordance with the arbitrator's determination of the extent to which the parties shall have prevailed in the arbitration.

     (h)  Severability.  In the event that any arbitrator or court of competent
          ------------
          jurisdiction shall determine that any provision, or any portion thereof, contained in this Agreement shall be invalid or unenforceable in any respect, then such provision shall be deemed limited to the extent that such arbitrator or court deems it valid and enforceable, and as so limited shall remain in full force and effect. In the event that such arbitrator or court shall deem any such provision, or portion thereof, wholly invalid or unenforceable, the remaining provisions, or portions of such provision, of this Agreement shall nevertheless remain in full force and effect.

     (i)  Injunctive Relief.  You hereby expressly acknowledge that,
          -----------------
          notwithstanding any other provision hereof, including but not limited to Section 10(g), any breach or threatened breach of any of the terms and/or conditions set forth in Section 5 of this Agreement will result in immediate, substantial, continuing and irreparable injury to the Company. Therefore, you hereby agree that, in addition to any other remedy that may be available to the Company, the Company shall be entitled to injunctive or other equitable relief by a court of competent jurisdiction in the event of any breach or threatened breach of the terms of Section 5 of this Agreement.

     (j)  No Waiver of Rights, Powers and Remedies.  No failure or delay by a
          ----------------------------------------
          party hereto in exercising any right, power or remedy under this Agreement, and no course of dealing between the parties hereto, shall operate as a waiver of any such right, power or remedy of the party. No single or partial exercise of any right, power or remedy under this Agreement by a party hereto, nor any abandonment or discontinuance of steps to enforce any such right, power or remedy, shall preclude such party from any other or further exercise thereof or the exercise of any other right, power or remedy hereunder. The election of any remedy by a party hereto shall not constitute a waiver of the right of such party to pursue other available remedies. No notice to or demand on a party not expressly required under this Agreement shall entitle the party receiving such notice or demand to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of the party giving such notice or demand to any other or further action in any circumstances without such notice or demand.

     (k)  Interpretation.  The parties hereto acknowledge and agree that: (i)
          --------------
          each party and its or his counsel reviewed and negotiated the terms and provisions of this Agreement and have contributed to its revision;
          (ii) the rule of construction to the effect that any ambiguities are resolved against the drafting party shall not be employed in the interpretation of this Agreement; and (iii) the terms and provisions of this Agreement shall be construed fairly as to all parties hereto and not in favor of or against any party, regardless of which party was generally responsible for the preparation of this Agreement.

     (l)  Counterparts.  This Agreement may be executed in one or more
          ------------
          counterparts, and by different parties hereto on separate counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     (m)  Effective Date.  This Agreement is conditioned on and shall not take
          --------------
          effect without the approval of the Board of Directors of the Company. The Effective Date of this Agreement shall be the date that such approval is obtained.

If the foregoing accurately sets forth our agreement, please so indicate by signing and returning to us the enclosed copy of this letter, whereupon this letter shall become a binding agreement between us as of the date signed by the Secretary of the Board of Directors. This offer will expire on February 25, 2000.

                                        Very truly yours,

                                        ONESOFT CORPORATION

                                        By: /s/ James W. MacIntyre, IV
                                        ------------------------------------

ACCEPTED AND AGREED TO:


/s/ John L. Wyatt
--------------------------
John L. Wyatt
                                        Approved:

                                        /s/ Paul D. Economon
                                        ------------------------------------
                                        Secretary of the Board of Directors

                                        Date: 2-24-00
                                              ----------------------

                                   EXHIBIT A
                                   ---------


1.    .COM Group

2.    Public Interest Breakthroughs

                                   EXHIBIT B
                                   ---------


                                    RELEASE

In consideration of the payments ("Severance Pay") to be made by OneSoft Corporation (the "Company") pursuant to Section 3 of my Employment Agreement which I entered into with the Company on February __, 2000, I, John L. Wyatt, hereby agree and acknowledge as follows:

I hereby waive my right to assert any form of legal claim against the Company/2/ whatsoever for any alleged action, inaction or circumstance existing or arising from the beginning of time through ________________ (the "Separation Date") with respect to my employment relationship with the Company or the termination thereof. My waiver and release herein is intended to bar any form of legal claim, charge, complaint or any other form of action (jointly referred to as "Claims") against the Company seeking any form of relief including, without limitation, equitable relief (whether declaratory, injunctive or otherwise), the recovery of any damages or any other form of monetary recovery whatsoever (including, without limitation, back pay, front pay, compensatory damages, emotional distress damages, punitive damages, attorneys fees and any other costs) against the Company, for any alleged action, inaction or circumstance existing or arising through the "Separation Date" with respect to my employment relationship with the Company or the termination thereof.

Without limiting the foregoing general waiver and release, I specifically release the Company from and waive my right to bring any Claim arising from or related to my employment relationship with the Company or the termination thereof, including, without limitation:

     ** Claims under any state or federal discrimination, fair employment practices or other employment related statute, regulation or executive order (as they may have been amended through the Change in Status
          Date) prohibiting discrimination or harassment based upon any protected status including, without limitation, race, national origin, age, gender, marital status, disability, veteran status or sexual orientation. Without limitation, specifically included in this paragraph are any Claims arising under the federal Age Discrimination in Employment Act, the Older Workers Benefit Protection Act, the Civil Rights Acts of 1866 and 1871, Title VII of the Civil Rights Act of 1964, the Civil Rights Act of 1991, the Equal Pay Act, the Americans With Disabilities Act and any similar Virginia or other state statute.

     ** Claims under any other state or federal employment related statute, regulation or

-----------------
/2/   For the purposes of this Release, the parties agree that the term
"Company" shall include OneSoft Corporation, its divisions, affiliates, parents and subsidiaries, and its and their respective officers, directors, employees, agents and assigns.

          executive order (as they may have been amended through the Separation
          Date) relating to wages, hours or any other terms and conditions of employment. Without limitation, specifically included in this paragraph are any Claims arising under the Fair Labor Standards Act, the Family and Medical Leave Act of 1993, the National Labor Relations Act, the Employee Retirement Income Security Act of 1974, the Consolidated Omnibus Budget Reconciliation Act of 1985 (COBRA) and any similar Virginia or other state statute.

     ** Claims under any state or federal common law theory based on wrongful discharge, breach of express or implied contract, promissory estoppel, unjust enrichment, breach of a covenant of good faith and fair dealing, violation of public policy, interference with contractual relations, intentional or negligent infliction of emotional distress, invasion of privacy, or negligence.


Signed this __ day of ___________, 20__



___________________________________
John L. Wyatt

                                   EXHIBIT C
                                   ---------


1.    DB Alex Brown

2.    Forrester

3.    Meta

4.    Gartner

                                   EXHIBIT D
                                   ---------


1.    Broadvision

2.    Interworld

3.    Vignette

4.    Art Technology Group

5.    International Business Machines

6.    Microsoft Corporation

7.    Open Market

8.    Blue Martini

9.    Space Works, Inc.

10.   Allaire

11.   Intershop